EMPLOYMENT AGREEMENT


         AGREEMENT, dated as of March 3, 1997 between MANCHESTER PLASTICS, INC. (the Company) and MICHAEL WESTON (Employee).

         WHEREAS, the Company desires to employ Employee and to enter into an agreement embodying the terms of such employment; and

         WHEREAS, Employee desires to a accept such employment and to enter into such agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Term of Employment. The Company hereby agrees to employ Employee and Employee hereby accepts employment for a period of three (3) years, commencing March 3, 1997 and ending March 2, 2000 subject to the terms and conditions of this Agreement.

         2. Position of Employment. During the term of this Agreement, Employee shall be employed in the position of president of the Company and shall perform such services for the Company and its subsidiaries as may be assigned to him from time to time by the Board of Directors of the Company. Employee shall devote his full time and attention to the affairs of the Company and his duties in such position. Employee shall also be a member of the Operating Committee of Collins & Aikman Products Co. (C&A), so long as the Operating Committee may remain in effect during the term of this Agreement.

         3.       Salary, Bonus Plans and Shadow Equity.

         3.1 Salary. The Company shall pay Employee a base salary at an annual rate of not less than $275,000 during the term of his employment hereunder. Such amount shall be reviewed annually by the Board of Directors of the Company or an appropriate committee thereof (the Company's Board of Directors or such committee being referred to herein as the "Compensation Board") and may be increased in the sole discretion of the Compensation Board.

         3.2 Bonus Plans. Employee shall be eligible to participate beginning in 1997 in the Company's annual Executive Incentive Compensation Plan (the "EIC Plan") in accordance with the applicable provisions of the Plan. The standard bonus for Employee under the EIC Plan shall be forty percent (40%) of Employees base salary. However, in no event for the first year of his participation in the EIC Plan shall he receive a cash bonus of less than $110,000 and less than $70,000 for his second year of participation in the EIC Plan.

         3.3 Stock Options. Employee shall be eligible to participate in the Collins & Aikman Holdings Corporation 1994 Employee Stock Option Plan





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(the Option Plan) and shall be granted the option to purchase up to 100,000 shares, in accordance with the applicable terms and conditions of the Option Plan and the Option Agreement between Collins & Aikman Holdings Corporation and Employee, entered into contemporaneously with this Agreement. The option price for all such shares shall be the price of Collins & Aikman Corporation shares on the New York Stock Exchange as of the close of the day on which the Compensation Board approves the award of these stock options to Employee. Subject to the terms and conditions of the Option Plan and the Option Agreement, the option of Employee to purchase up to the 100,000 shares shall vest as follows:


Vesting Date                     Total Number of           Percentage Vested
                                 Shares Vested
------------------------------------------------------------------------------
One year from date of             20,000                        20%
grant
------------------------------------------------------------------------------
Two years from date               40,000                        40%
of grant
------------------------------------------------------------------------------
Three years from date            100,000                       100%
of grant
------------------------------------------------------------------------------

         4. Benefits. Employee shall be entitled to such fringe benefits and perquisites, and to participate in such pension, profit sharing and benefit plans as are generally made available to executives of C&A as of March 3, 1997 and such other fringe benefits as may be determined by C&A during the term hereof, including major medical, extended medical and disability insurance, supplemental retirement income plan, group term life insurance and appropriate annual holidays, sick days and vacation time of four weeks per year. Included in such benefits to Employee, the Company shall furnish the use of an automobile subject to applicable C&A policies and practice and shall reimburse Employee for normal gasoline and maintenance charges, subject to proper allocation of personal use for income tax purposes. The Company also shall pay the monthly dues of the country club of which Employee is currently a member but shall not be liable for any other charges, fees or assessments payable by Employee to such club. However should Employees current employer have a right of reimbursement of the initiation fee of such club, the Company shall reimburse Employee for such initiation fee, but in no event shall such reimbursement exceed $35,000.00.

         5. Reimbursement of Expenses. The Company shall reimburse Employee for all reasonable travel, entertainment and other reasonable business expenses reasonably incurred by Employee in connection with the performance of his duties hereunder, provided that Employee furnishes to the Company adequate records or other evidence respecting such expenditures.




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         6.       Termination of Employment

         6.1 Voluntary Termination. Employees may terminate his employment with the Company at any time. In the event Employee terminates such employment voluntarily, upon such termination the Company shall pay Employee his unpaid base salary under Section 3.1 accrued to the date on which his employment terminates (the "Termination Date").

         6.2      Involuntary Termination.

         (a) Employee's employment with the Company shall automatically terminate upon Employee's death or, unless the Board of Directors of the Company in its sole discretion shall otherwise elect, Employee's physical or mental disability for any consecutive six-month period (measured from the first date on which Employee is absent from work due to such disability to the same date in the sixth succeeding calendar month, or, if there is no such date or such date is not a business day, the next succeeding business day). In the event Employee's employment with the Company is terminated due to Employee's death or physical or mental disability, the Company shall pay to Employee or, if applicable, his estate or legal representative an amount equal to one year of Employees then base salary. The amount due to Employee pursuant to this paragraph (a) shall be paid, at the sole election of Employee or, if applicable, his estate or legal representative, at the time of termination, either in a lump sum or in a number of equal monthly installments to be specified by Employee or, if applicable, Employee's estate or legal representative at the Termination Date.

         (b) In the event Employee's employment with the Company is involuntarily terminated for any reason, other than termination for Cause (as hereinafter defined), prior to the expiration of the term of employment, upon such termination the Company shall be obligated to pay Employee an amount equal to his then base salary for the entire remaining portion of the term of employment; or if longer, for a one year period following the Termination Date. The amount due to Employee pursuant to this paragraph (b) shall be paid on a periodic basis in accordance with normal pay practice.

         (c) The Company may at any time without notice terminate Employee's employment with the Company for Cause. In the event Employee's employment with the Company is terminated for Cause, Employee shall receive the same amount that would be payable under Section 6.1 if such termination were voluntary.

         (d) As used herein, the term "Cause" means (i) fraud or misappropriation with respect to the business of the Company or intentional material damage to the property or business of the Company, (ii) willful failure by Employee to perform his duties and responsibilities and to carry out his authority, (iii) willful malfeasance or misfeasance or breach of fiduciary duty or representation to the Company or its stockholder, (iv) willful failure to act in accordance with any specific lawful instructions of a majority of the


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Board of Directors of the Company, or (v) conviction of Employee of a felony.

         7.       Representations and Covenants of Employee.

         7.1 No Violation. Employee represents and warrants that he has not disclosed and will not disclose any confidential information or trade secrets concerning his former employer to the Company or to C&A or its subsidiaries or any directors or officers thereof, and that he can perform his duties for the Company without disclosing or using any such confidential information or trade secrets. Employee covenants and agrees that he will not use any confidential information or trade secrets concerning any former employer or its subsidiaries in violation of any obligations to such former employer during the term of his employment by the Company.

         7.2 No Conflicts. Employee represents to the best of his knowledge that the terms of this Agreement do not conflict with any other agreement, written or oral, to which Employee is a party or by which Employee is bound, including, without limitation, any noncompetition agreement for the benefit of any former employer.

         7.3 Conduct. Employee will at all times refrain from taking any action or making any statements, written or oral, which are intended to and do disparage the goodwill or reputation of the Company or of C&A or any of its subsidiaries or affiliates or any directors or officers thereof or which could adversely affect the morale of employees of the Company or of C&A and its subsidiaries.

         7.4 Performance of Duties. In consideration of the payments to be made hereunder, Employee agrees that during the term of his employment under this Agreement, he shall devote his entire business time and attention to the performance of his duties hereunder, serve the Company diligently and to the best of his abilities. Employee further agrees not compete with the Company, C&A or its subsidiaries in any way whatsoever within the United States during the term of employment under this Agreement and after the Termination Date during the period that Employee is receiving any payments pursuant to Section 6. Without limiting the generality of the foregoing, Employee shall not, during any such applicable period of time, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder or in any other capacity, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or furnish any capital to, or be connected in any manner with or provide any services as a consultant for any business which competes with the business of the Company, its parent company or their subsidiaries or affiliates as it may be conducted from time to time, provided, however, that notwithstanding the foregoing, nothing contained in the Employment Agreement shall be deemed to preclude Employee from owning not more than 5% of the publicly traded securities of any entity which is in competition with the business of the Company, its parent company or their subsidiaries or affiliates.


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         7.5 Company Information. Employee agrees that so long as he is employed by the Company and following any termination of this employment Employee will keep confidential all confidential information and trade secrets of the Company and of C&A and any of its subsidiaries or affiliates and will not disclose such information to any person without the prior approval of the Board of Directors of the Company or use such information for any purpose other than in the course of fulfilling his duties of employment with the Company pursuant to this Agreement. It is understood that for purposes of this Agreement the term "confidential information" is to be construed broadly to include all material nonpublic or proprietary information.

         8. Release. In consideration of the compensation continuance available in certain events pursuant to this Agreement, Employee unconditionally releases and covenants not to sue the Company and C&A and its subsidiaries and affiliates and directors, officers, employees and stockholders thereof, from any and all claims, liabilities and obligations of any nature pertaining to termination of employment other than those explicitly provided for by this Agreement including, without limitation, any claims arising out of alleged legal restrictions on the Company's rights to terminate its employees, such as any implied contract of employment or termination contrary to public policy.

         9. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of Michigan , regardless of the laws that might be applied under applicable principles of conflicts of laws.

         10. Entire Agreement and Survivorship. This Agreement constitutes the entire agreement and understanding between the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings between the parties hereto with respect to the matters referred to herein. The representations, warranties and covenants of Employee contained in all parts of Section 7, and the release contained in Section 8 shall survive expiration, or termination of this Agreement by either party.

         11. Notice. Any written notice required to be given by one party to the other party hereunder shall be deemed effective if mailed by certified or registered mail:

         To the Company:                    Collins & Aikman Products Co.
                                            701 McCullough Drive
                                            Charlotte, North Carolina  28262
                                            Attention:  Harold R. Sunday

         To Employee:                       Michael Weston
                                            820 Hazelwood
                                            Birmingham, Michigan 48009

or such other address as may be stated in notice given under this Section 11.


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         12. Severability. The invalidity, illegality or enforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement or such provision in any other jurisdiction, it being the intent of the parties hereto that all rights and obligations of the parties hereto under this Agreement shall be enforceable to the fullest extent permitted by law.

         13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their personal representatives, and, in the case of the Company, its successors and assigns, and Section 8 shall also inure to the benefit of the other persons and entities identified therein; provided, however, that Employee shall not, without the prior written consent of the Company, transfer, assign, convey, pledge or encumber this Agreement or any interest under this Agreement. Employee understands that the assignment of this Agreement or any benefits hereof or obligations hereunder by the Company to C&A, or any subsidiary or affiliate of C&A, or to any purchaser of all or a substantial portion of the assets of the Company or of C&A or any affiliated company of C&A then employing Employee, and the employment of Employee by C&A or such subsidiary or affiliate or by any such purchaser or by any successor of the Company in a merger or consolidation, shall not be deemed a termination of Employee's employment for purposes of Section 6.2 or otherwise.

         14. Amendment. This Agreement may be amended or canceled only by an instrument in writing duly executed and delivered by each party to this Agreement.

         15. Headings. Headings contained in this Agreement are for convenience only and shall not limit this Agreement or affect the interpretation thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              /s/ Michael Weston
                              --------------------
                              Michael Weston


                              MANCHESTER PLASTICS, INC.

                              By: /s/ Thomas E. Hannah
                                  --------------------
                                  Thomas E. Hannah,
                                  Chief Executive Officer


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